                           Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             CMS ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            MICHIGAN                                       38-2726431
(State or  other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                        FAIRLANE PLAZA SOUTH, SUITE 1100
                              330 TOWN CENTER DRIVE
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9200
               Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                ---------------
                                 ALAN M. WRIGHT
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        FAIRLANE PLAZA SOUTH, SUITE 1100
                              330 TOWN CENTER DRIVE
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ---------------

                      It is respectfully requested that the
                     Commission send copies of all notices,
                          orders and communications to:

                           MICHAEL D. VANHEMERT, ESQ.
                             CMS ENERGY CORPORATION
                              FAIRLANE PLAZA SOUTH
                        330 TOWN CENTER DRIVE, SUITE 1100
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9602

                                ---------------

          Approximate Date of Commencement of Proposed Sale to Public:
            As soon as practicable after the effective date of this
                             Registration Statement.

                               ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-68933

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
    Title of each class               Amount         Proposed maximum             Proposed                Amount of
      securities to be                to be           offering price         maximum aggregate           registration
         registered                 registered         per security          offering price(1)              fee(2)
------------------------------------------------------------------------------------------------------------------------------------
           Notes                   $80,000,000            100%                  $80,000,000                $22,240
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Registration fee is calculated on the basis of $278 per million offered.


         This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the exhibits described therein.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE PURSUANT TO GENERAL
                           INSTRUCTION IV OF FORM S-3

         In accordance with the provisions of General Instruction IV of Form S-3, CMS Energy Corporation ("CMS Energy") hereby incorporates by reference the contents of CMS Energy's Registration Statement on Form S-3 (Registration No. 333-68933) filed with the Securities and Exchange Commission on December 15, 1998, which Registration Statement was declared effective on January 19, 1999.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

         All Exhibits filed with the Registration Statement on Form S-3, as amended (File No. 333-68933), are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

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
EXHIBIT NO.                DESCRIPTION
-----------                -----------

(4)(a)            -   Form of Seventh Supplemental Indenture dated as of January 25, 1999 between CMS Energy
                      Corporation and NBD Bank, as Trustee.

(5)               -   Opinion of Michael D. VanHemert, Assistant General Counsel for CMS Energy.

(15)              -   Letters regarding unaudited interim financial information.

(23)(a)           -   Consent of Michael D. VanHemert, Assistant General Counsel for CMS Energy (included in
                      Exhibit (5) above.)

(23)(b)           -   Consent of Arthur Andersen LLP.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on the 21st day of January, 1999.


                                        CMS ENERGY CORPORATION


                                        By  /s/ ALAN M. WRIGHT
                                           -------------------------
                                           Senior Vice President and
                                           Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities as officers and/or directors of CMS Energy Corporation and on the dates indicated.

         Name                                        Title                              Date
         ----                                        -----                              ----

(i) Principal executive officer

/s/ William T, McCormick                    Chairman of the Board,              January 21, 1999
------------------------                    Chief Executive Officer
(William T. McCormick, Jr.)                 and Director

(ii) Principal financial officer:

/s/  Alan M. Wright                         Senior Vice President               January 21, 1999
-------------------                         Chief Financial Officer
(Alan M. Wright)                            and Treasurer

(iii) Controller or principal
accounting officer:

         Name                                        Title                              Date
         ----                                        -----                              ----
/s/  Preston D. Hopper                      Senior Vice President,              January 21, 1999
----------------------------                Corporate Performance,
(Preston D. Hopper)                         and Chief Accounting Officer


            *                               Director                            January 21, 1999
----------------------------
    (John M. Deutch)

            *
----------------------------                Director                            January 21, 1999
    (James J. Duderstadt)

            *
----------------------------                Director                            January 21, 1999
    (Kathleen R. Flaherty)

            *
----------------------------                Director                            January 21, 1999
    (Victor J. Fryling)

            *
----------------------------                Director                            January 21, 1999
    (Earl D. Holton)

            *
----------------------------                Director                            January 21, 1999
    (William U. Parfet)


            *
----------------------------                Director                            January 21, 1999
    (Percy A. Pierre)



----------------------------                Director                            January 21, 1999
    (Kenneth L. Way)

            *
----------------------------                Director                            January 21, 1999
    (Kenneth Whipple)

            *
----------------------------                Director                            January 21, 1999
    (John B. Yasinsky)

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

         Alan M. Wright, by signing his name hereto, does hereby execute this Registration Statement on behalf of the directors of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and filed as an exhibit to Registration No. 333-68933.

                  *By /s/ ALAN M. WRIGHT
                      ----------------------------
                      (Alan M. Wright)                 January 21, 1999

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================================================================================





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                             CMS ENERGY CORPORATION






                                    EXHIBITS










================================================================================

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                                  EXHIBIT INDEX



EXHIBIT NO.           DESCRIPTION
-----------           -----------

(4)(a)            -   Form of Seventh Supplemental Indenture dated as of January 25, 1999 between CMS Energy
                      Corporation and The Chase Manhattan Bank, as Trustee.

(5)               -   Opinion of Michael D. VanHemert, Assistant General Counsel for CMS Energy.

(15)              -   Letters regarding unaudited interim financial information.

(23)(a)           -   Consent of Michael D. VanHemert, Assistant General Counsel for CMS Energy (included in
                      Exhibit (5) above.)

(23)(b)           -   Consent of Arthur Andersen LLP.

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